UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2016

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2016, Marchex, Inc. (the “Company”, or “Marchex”) entered into the Fourth Amendment to the Credit Agreement (the “Fourth Amendment”) which amends the Credit Agreement originally dated as of April 1, 2008 and as amended to date (together, the “Credit Agreement “), by and between Marchex, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement and U.S. Bank National Association, as administrative agent. The Fourth Amendment provides the following updates to the Credit Agreement: (1) a modification to the unused commitment fees charged to the Company, (2) the replacement of certain financial covenants as defined in the Credit Agreement with a covenant limiting outstanding balances under the Credit Agreement not to exceed a defined ratio against the Company’s unrestricted cash and cash equivalent balances and a covenant with certain earnings thresholds, and (3) modifications to the levels and types of indebtedness and payments the Company can make.

The foregoing description of the Fourth Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Fourth Amendment, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report or registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2016	MARCHEX, INC.

	By:	/s/ Michael Arends
	Name:	Michael Arends
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)